SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        January 28, 1999
                                                 -----------------------------

                           HERSHEY FOODS CORPORATION
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      (Exact name of registrant as specified in its charter)


     Delaware                        1-183             23-0691590
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(State or other jurisdiction       (Commission     (I.R.S. Employer
  of incorporation)                 File Number)    Identification No.)


     100 Crystal A Drive, Hershey, Pennsylvania                17033
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (717) 534-6799
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                      Exhibit Index - Page 3



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               INFORMATION TO BE INCLUDED IN REPORT



Item 5. Other Events

On January 28, 1999, the Corporation completed the sale of its U.S. pasta business to New World Pasta,LLC. As a result of the transaction, Hershey received $450 million in cash and will retain a minority interest in the business. A copy of the press release dated January 28, 1999 announcing the completion of the sale of the pasta business to New World is incorporated herein by reference and a copy is filed herewith as Exhibit 99.1. The Corporation has indicated that it will use the proceeds from the sale to retire a portion of its existing debt and to repurchase its Common Stock. To this end, the Board of Directors, at its February meeting, approved a Common Stock repurchase program for up to $230 million. A copy of the press release dated February 16, 1999 announcing the stock repurchase program is incorporated herein by reference and a copy is filed herewith as Exhibit 99.2.



                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 19, 1999


                              HERSHEY FOODS CORPORATION



                              By /S/ William F. Christ
                                 ----------------------------
                                  William F. Christ
                                  Senior Vice President, Treasurer and
                                  Chief Financial Officer














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

                                  Exhibit Index


     Exhibit No.           Description
     -----------           -----------


        99.1            Press Release dated January 28, 1999


        99.2            Press Release dated February 16, 1999









































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                             Exhibit Index - Page 3